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                                                                     EXHIBIT 3.2

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                      INTERNET COMMUNICATIONS CORPORATION



     Pursuant to a resolution adopted by of its Board of Directors, Internet Communications Corporation hereby adopts the following Restated Articles of
Incorporation:

                                   ARTICLE I

                                      Name
                                      ----
     The name of the corporation is Internet Communications Corporation.

                                   ARTICLE II

                                    Duration
                                    --------
     The corporation shall commence upon the issuance by the Colorado Secretary of State of a certificate of incorporation and thereafter shall have perpetual existence.

                                  ARTICLE III

                                    Purpose
                                    -------
     The purpose for which the corporation is organized shall be to transact all lawful business for which corporations may be organized pursuant to the Colorado Corporation Code.
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                                   ARTICLE IV

                                 Capital Stock
                                 -------------

     Section 1.  Classes and Shares Authorized.  The authorized capital stock of
                 -----------------------------
the corporation shall be 20,000,000 shares of Common Stock, no par value, and 100,000,000 shares of Preferred Stock, $.0001 par value.

     Section 2.  Preferred Stock.  Shares of Preferred Stock may be divided into
                 ---------------
such series as may be established from time to time by the Board of Directors. The Board of Directors from time to time may fix and determine the relative rights and preferences of the shares of any series so established.

     Section 3.  Common Stock.
                 ------------
          (a) After the requirements with respect to preferential dividends on the Preferred Stock, if any, shall have been met, and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the corporation paid out of funds legally available therefor.

          (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the corporation, tangible

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and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by them respectively.

          (c) Except as may otherwise be required by law, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by him on all matters voted upon by the stockholders.

     Section 4.  General Provisions.  The capital stock of the corporation may
                 ------------------
be issued for money, property, services rendered, labor done, cash advanced to or on behalf of the corporation, or for any other assets of value in accordance with an action of the Board of Directors, whose judgment as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and nonassessable.

                                   ARTICLE V

                                     Voting
                                     ------
     Cumulative voting in the election of directors is not authorized.

                                   ARTICLE VI

                               Preemptive Rights
                               -----------------

     Shareholders of the corporation shall not have preemptive rights to acquire unissued or treasury shares of the corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

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                                  ARTICLE VII

                               Board of Directors
                               ------------------

     Section 1.  Board of Directors; Number.  The governing board of the
                 --------------------------
corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the Bylaws of the corporation, provided that the number of directors shall not be reduced to less than three unless the outstanding shares are held of record by fewer than three shareholders, in which case there need only be as many directors as there are shareholders.

     Section 2.  Classification of Directors.  The Board of Directors shall be
                 ---------------------------
divided into three classes on the dates and in the manner set forth below. Each class of Directors shall consist, as nearly as possible, of one-third of the total number of Directors. The Class I Directors term shall expire at the first Annual Meeting of Shareholders to be held in 1997; the Class II Directors term shall expire at the second Annual Meeting of Shareholders to be held in 1998; the Class III Directors term shall expire at the third Annual Meeting of Shareholders to be held in 1999. Upon expiration of the initial staggered terms, Directors will be elected for three (3) years to succeed those Directors whose terms expire. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Vacancies which occur during the year may be filled by the Board of Directors to serve for the remainder of the initial term of each class.

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     Section 3.  Nomination of Directors.
                 -----------------------

          (a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations by shareholders shall be made by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation, not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the shareholders called for the election of directors; provided however, that if
                                                   ----------------
less than 21 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meting was mailed to shareholders.

          (b) Each notice under subsection (a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

          (c) The chairman of the shareholders' meeting, may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 4.  Certain Powers of the Board of Directors.  In furtherance and
                 ----------------------------------------
not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) to manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend

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the Bylaws of the corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation and to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation (such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors);

          (b) to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders;

          (c) to sell, pledge, lease, exchange, liquidate or otherwise dispose of all or substantially all of the property or assets of the corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; provided however,
                                                              ----------------
that such transaction shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for such purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon and provided further, that any such transaction with any substantial shareholder
    ----------------
or affiliate of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to

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vote thereon at a shareholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the corporation or is approved by the affirmative vote of a majority of the continuing directors of the corporation, or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon;

          (d) to merge, consolidate or exchange all of the issued or outstanding shares of one or more classes of the corporation upon such terms and conditions as the Board of Directors may authorize; provided however, that such merger,
                                         ----------------
consolidation or exchange shall be approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided further, that any such merger, consolidation or exchange
             ----------------
with any substantial shareholder or affiliate of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such merger, consolidation or exchange is with any subsidiary of the corporation or is approved by the affirmative vote of a majority of the continuing directors of the corporation or is authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and

          (e) to distribute to the shareholders of the corporation, without the approval of the shareholders, in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of the corporation's assets, in cash or in property, so long as the partial liquidation is in compliance with the Colorado Corporation Code.

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          (f) As used in this Section 4, the following terms shall have the following meanings:

          (i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

          (ii) a "continuing director" shall mean a director who was elected before the substantial shareholder or affiliate of the corporation which is to be a party to a proposed transaction within the scope of subsections (c) and (d) of this Section 4 became such a substantial shareholder or affiliate of the corporation, as the case may be, or is designated at or prior to his first election or appointment to the Board of Directors by the affirmative vote of a majority of the Board of Directors who are continuing directors;

          (iii) a "subsidiary" shall mean any corporation in which the corporation owns the majority of each class of equity security; and

          (iv) a "substantial shareholder" shall mean any person or entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of 10 percent or more of the outstanding capital stock of the corporation.

     Section 5.  Removal of Members of Board of Directors.  The shareholders may
                 ----------------------------------------
remove one or more directors only for cause.

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                                  ARTICLE VIII

                             Conflicts of Interest
                             ---------------------

     Section 1.  Related Party Transactions.
                 --------------------------

          (a) No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if:

            (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of the majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

            (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholder entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or

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            (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders.

          (b) Common or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the contract or transaction.

     Section 2.  Corporate Opportunities.  The officers, directors and other
                 -----------------------
members of management of the corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the corporation has expressed an interest as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the corporation shall be disclosed promptly to the corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as the corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of the corporation shall be free to engage in such areas of interest on their own. The provisions hereof shall not limit the rights of any officer, director or other member of management of the corporation to continue a business existing prior to the time that such area of interest is designated by the corporation, nor shall they be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which such employee may have to the corporation.

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                                  ARTICLE IX

                                Indemnification
                                ---------------
     The corporation has the right and/or duty to indemnify a director of the corporation to the extent provided by statute.

     The corporation has the right and/or duty to indemnify any officer, employee or agent of the corporation who is not a director to the extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the corporation's shareholders or directors, or in a contract.

     A director of the corporation shall not be personally liable to the corporation or it shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 7-5-114 of the Colorado Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Colorado Corporation Code is amended after this Article is adopted to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

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                                   ARTICLE X

                          Arrangements with Creditors
                          ---------------------------

     Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between the corporation and its shareholders or any class of them, any court of equitable jurisdiction may on summary application by the corporation or by a majority of its shareholders, or on the application of any receiver or receivers appointed for the corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of the corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in the dollar amount owed to the creditors or class of creditors and/or the holders of the majority of the stock or class of stock of the corporation, as the case may be, agrees to any compromise or arrangement and/or to any reorganization of the corporation as a consequence of such compromise or arrangement, then said compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors and/or on all the shareholders or class of shareholders of the corporation, as the case may be, and also on the corporation.

                                   ARTICLE XI

                             Shareholders' Meeting
                             ---------------------

     Shareholders' meetings may be held at such time and place as may be stated or fixed in accordance with the Bylaws. At all shareholders' meetings, one-third of all shares entitled to vote shall constitute a quorum.

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                                  ARTICLE XII

                                   Amendments
                                   ----------

     These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued and, if shares have been issued, by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose or, when authorized, when such action is ratified by the written consent of all the shareholders entitled to vote thereon.

                                  ARTICLE XIII

                                Shareholder Vote
                                ----------------

     Whenever the laws of the State of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon with respect to any action to be taken by the shareholders of the corporation, such action may be taken by the vote or concurrence of the holders of at least a majority of the shares entitled to vote thereon.

                                  ARTICLE XIV

                                  Dissolution
                                  -----------

     Section 1.  Procedure.  The corporation shall be dissolved upon the
                 ---------
affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

     Section 2.  Revocation.  The corporation shall revoke voluntary dissolution
                 ----------
proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a

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meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ______________________, 1997.

ATTEST:


_____________________________________________        ___________________________
Arnell J. Galley, Secretary                          Thomas C. Galley, President



STATE OF COLORADO             )
                              ) ss.
________ COUNTY OF __________ )

     I, ________________________, a Notary Public, hereby certify that Thomas C. Galley as President of Internet Communications Corporation, a Colorado corporation, appeared before me and being by me first duly sworn, declared that he is the person who signed the foregoing document and that the statements therein contained are true.

     IN WITNESS WHEREOF I have hereunto set my hand and seal this _____ day of _______________________, 199___.

     My commission expires:_______________________



                                    _____________________________________
                                    Notary Public

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